ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110205576-49
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/21/2011 9:30 AM
	Entity Number E0157472011-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Umax Group

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Business Filings Incorporated (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: ___ City: ___ Nevada Zip Code: ___

Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 Par value per share: $ 0.001 Number of shares without par value: ___

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: Rafal Lewandowski
Street Address: Stawisinskiego 4G/78, City: TORUN Poland State: ___ Zip Code: 87-100

2) Name: ___
Street Address: ___ City: ___ State: ___ Zip Code: ___

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: Business Filings Incorporated
Incorporator Signature: X [signature] Mark Williams, AVP
Address: 8040 Excelsior Dr., Ste 200 City: Madison State: WI Zip Code: 53717

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Mark Williams, AVP, Business Filings Incorporated
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
Date: March 21, 2011

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **UMAX GROUP**, did on March 21, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 21, 2011.

ROSS MILLER
Secretary of State

Certified By: Rhonda Tuin
Certificate Number: C20110321-0726
You may verify this certificate online at **http://www.nvsos.gov/**